                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT
                                       TO
                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                  This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT ("First Amendment"), dated as of June ___, 1996, is made by Ducommun Incorporated, a Delaware corporation (the "Borrower"), and Bank of America National Trust and Savings Association (the "Bank"), with reference to the following facts:

                                    RECITALS

                  A. This First Amendment amends that certain Fourth Amended and Restated Loan Agreement dated as of May 16, 1996, by and between the Borrower and the Bank (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Loan Agreement.

                  B. Borrower is acquiring substantially all of the assets of MechTronics of Arizona, Inc., and transferring such assets to DUC Acquisition Corp., a newly formed subsidiary of Borrower. Borrower and Bank desire to amend the Loan Agreement as set forth herein to reflect such asset acquisition.

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Bank hereby agree as follows:

                  1.       AMENDMENTS TO LOAN AGREEMENT

                           1.1 Section 1.1. Section 1.1 of the Loan Agreement is
amended as follows:

                           a. The definition of the term "Fixed Charge Coverage Ratio" is amended as follows:

                                    (i) clauses (iv) and (v) o subsection (a)
                  thereof are revised in their entirety to read as follows:

                           "(iv) taxes paid in cash in that fiscal period; minus
                           (v) non-financed capital expenditures made during that fiscal period (which, for any fiscal period ending on or before December 31, 1996, shall be all capital expenditures for that fiscal year in excess of $3,000,000); plus"

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
                                    (ii) clause (x) is revised to insert the
                  phrase ", the MechTronics Acquisition" immediately following the phrase "the acquisition of Brice" therein;

                                    (iii) subsection (b) thereof is amended and
                  restated in its entirety to read as follows:

                           "(b) to:

                                    (i) interest charges payable in cash for
                  that fiscal period; plus (ii) scheduled principal payments with respect to indebtedness for that fiscal period; plus
                  (iii) scheduled payments for that fiscal period in respect of capital leases; plus (iv) scheduled non-compete payments for that fiscal period due under the Brice Agreement; plus (v) without duplication of the amounts in clause (ii), $750,000 for each fiscal quarter in Fiscal Year 1996, $1,125,000 for each fiscal quarter in Fiscal Years 1997 and 1998, and $1,100,000 for each fiscal quarter in Fiscal Year 1999."

         and (iv) to delete that portion thereof following subsection (b).

                           b. The definition of "IBOR Rate Spread" is amended to delete the reference to the rate "2.25%" in the second line thereof immediately after the clause "with respect to any Line B Loan" and insert in lieu thereof the rate "1.75%".

                           c. The definition of the term "Line A Commitment" is amended to delete the amount "$14,000,000" in the first line thereof and to insert in lieu thereof the amount of "$16,000,000".

                           d. The definition of the term "Line B Commitment" is amended to delete the amount "$10,000,000" in the first line thereof and to insert in lieu thereof the amount of "$8,000,000".

                           e. The definition of the term "Line B Termination Date" is amended to delete the date "August 31, 1996" and to insert in lieu thereof "July 31, 1996".

                           f. The definition of the term "Reference Rate Spread" is amended to delete the rate "0.75%" in the second line thereof and insert in lieu thereof the rate "0.25%".

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                           g. The definition of the terms "Cash Flow", "Excess
         Cash Flow", "Teledyne", "Teledyne Acquisition", "Teledyne Acquisition Agreement", "Teledyne Acquisition Price" and "Working Capital" are deleted in their entirety.

                           h. The following defined terms are added to Section
         1.1 of the Loan Agreement in the appropriate alphabetical order:

                           "'DUC Acquisition Corp.' means DUC Acquisition Corp.,
                  an Arizona corporation, to be known as MechTronics of Arizona Corp.

                           'MechTronics' means MechTronics of Arizona, Inc.

                           'MechTronics Acquisition' means the purchase by
                  Borrower of substantially all of the assets and assumption of certain liabilities of MechTronics.

                           'MechTronics Purchase Agreement' means the Asset
                  Purchase and Sale Agreement dated as of June 21, 1996 by and among Borrower, MechTronics, Michael J. Demuro and The Michael Demuro and Geraldine Demuro Family Trust u/a/d July 18, 1979, as amended.

                           'MechTronics Acquisition Price' means the total value
                  of the consideration paid by Borrower and its Subsidiaries in connection with the MechTronics Acquisition."

                           1.2 Section 2.7. Section 2.7 of the Loan Agreement is
amended to restate subsections (a) and (b) thereof in their entirety to read as follows:

                           "(a) The Line A Commitment shall automatically and permanently reduce on each December 31 in the amount set forth below opposite the year in which such date occurs:

                                                     Annual Reduction To
                  Year                               Line A Commitment
                  ----                               -------------------
                  1996                                    $ 3,000,000
                  1997                                    $ 5,000,000

                           (b)      [DELETED.]"

                           1.3      Section 3.2.  Section 3.2 of the Loan
Agreement is amended and restated in its entirety to read as follows:

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
         "3.2  Facility Fee.

                  (a) Borrower shall pay to Bank a nonrefundable Line B facility fee in an aggregate amount equal to $25,000 with respect to the Line B Commitment. Bank acknowledges that it has received such fee. On or before June 28, 1996, Borrower will pay to Bank an additional non-refundable Line B facility fee in the amount of $25,000 with respect to the change in the Line B Commitment attributable to the MechTronics Acquisition.

                  (b) On or before June 28, 1996, Borrower shall pay to Bank a nonrefundable Line A facility fee in an amount equal to 0.25% of the Line A Commitment (which amount is equal to $40,555), less any portion of such fee previously paid to Bank (which amount is equal to $35,485). Thereafter, on each July 1, commencing July 1, 1997, Borrower shall pay to Bank an annual Line A facility fee in an amount equal to 0.25% of the Line A Commitment on such date. Such facility fee shall be fully earned as of the date when due and shall be non-refundable under any circumstances."

                           1.4 Section 4.5. Section 4.5 of the Loan Agreement is
amended by deleting the reference to the date "March 31, 1996" therein and inserting in lieu thereof the date "May 27, 1996".

                           1.5 Section 4.23. Section 4.23 of the Loan Agreement
is amended by deleting the reference therein to "Section 7.1(g)" and inserting in lieu thereof "Section 7.1(j)".

                           1.6 Section 4.24. Section 4.24 of the Loan Agreement
is deleted in its entirety.

                           1.7 Section 5.9. Subsection (b) of Section 5.9 of the
Loan Agreement is amended and restated in its entirety to read as follows:

                  "(b) Use the proceeds of Line B Loans for the following purpose only: to consummate the MechTronics Acquisition."

                           1.8 Section 5.12. Section 5.12 of the Loan

Agreement is amended and restated in its entirety to read as follows:

                  "5.12 Bank Audit. Permit Bank, upon Bank's reasonable request, either directly or through Persons retained by Bank, to conduct a thorough annual bank audit of the accounts receivable and inventories of Borrower and

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
         its Subsidiaries and to have access to all of the books, records and employees of Borrower and its Subsidiaries reasonably incidental to such bank audit and pay the reasonable expenses of Bank or such Persons incurred in connection with such bank audit."

                           1.9      Section 5.13.  Section 5.13 of the Loan
Agreement is amended and restated in its entirety to read as follows:

                  "5.13  Notice of Location Change/Defaults Under
         Material Contracts.

                           (a) Promptly notify Bank in writing of the occurrence
                  of any change in the location of, or the addition of, any branch office, any field office, any warehouse or any other place of business of Borrower or any Subsidiary if such change requires any action by Bank in order to maintain the validity or to perfect any Lien in favor of Bank or results in or is accompanied by the acquisition or ownership of any property other than Property not subject to a Lien in favor of the Bank pursuant to the Collateral Documents; provided, however, that no such notification shall be required if the change, together with any other change since the Restated Closing Date, would not in the aggregate involve Property with a book value or fair market value, whichever is higher, in excess of $200,000; and

                           (b) Promptly notify Bank in writing of the occurrence
                  of any material default or event of default under any customer contract of Borrower or any of its Subsidiaries with a value of $5,000,000 or more."

                           1.10     Section 5.15.  Section 5.15 of the Loan
Agreement is amended and restated in its entirety to read as follows:

                           "5.15 MechTronics Phase I. On or before August 1, 1996, Borrower shall deliver to Bank copies of the most current existing written Phase I environmental audit, or any such audit required by Bank, on the property commonly known as 1601 East Broadway Road, Phoenix, Arizona, the contents of which shall be satisfactory to the Bank."

                           1.11     Section 6.6.  Section 6.6 of the Loan
Agreement is amended as follows:

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
                  a. Subsection 6.6(n) is amended by deleting the word "and" at the end thereof;

                  b. Subsection 6.6(o) is amended by adding the word "and" at the end thereof;

                  c. A new subsection (p) is added thereafter to read as follows:

                           "(p) Indebtedness evidenced by that certain
                  promissory note in the principal amount of $750,000 made by Borrower in favor of MechTronics, Michael J. Demuro and The Michael Demuro and Geraldine Demuro Family Trust u/a/d July 18, 1979, as amended."

                           1.12     Section 6.9.  Section 6.9 of the Loan
Agreement is amended and restated in its entirety to read as follows:

                           "6.9 Payment or Prepayment of Subordinated
         Obligations. Pay or prepay any principal (including sinking fund payments), interest or any other amount with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation, except Borrower may (a) pay interest in accordance with the terms of any Subordinated Obligation so long as there has not occurred and is then continuing any Default or Event of Default, (b) purchase or redeem its Subordinated Obligations so long as there has not occurred and is then continuing any Default or Event of Default, provided, that, taking into account the purchase or redemption to be made, (i) the total of such purchase or redemption payments (exclusive of any Premium Payments) after January 1, 1996 does not exceed $3,000,000; and (ii) the Premium Payments made in connection with purchases, redemptions or conversions of Borrower's Subordinated Obligations do not exceed $2,000,000 in the aggregate for any rolling twelve month period or $.15 for each dollar of the Subordinated Obligations purchased, redeemed or converted, and provided further that, prior to the payment of any Premium Payments, Borrower has delivered to Bank a certificate of a Responsible Official of Borrower certifying (A) as to the amount of the Premium Payments being paid with respect to each dollar of the Subordinated Obligations being purchased or redeemed, (B) as to the aggregate amount of the Premium Payments being paid, and (C) that, taking into account the Premium Payments being made, no Default or Event of Default exists or will have occurred."

                           1.13     Section 6.11.  Section 6.11 of the Loan
Agreement is amended and restated in its entirety to read as follows:

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
                           "6.11 Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter of Borrower and its Subsidiaries ending during any period specified below to exceed the designated ratios for the periods specified below:

         Period                        Maximum Ratio               Numerator(1)(2)
         ------                        -------------                 Denominator
                                                                     -----------

Restated Closing Date                  1.20 : 1.00                   44 / 34.5
through September 29, 1996

September 30, 1996                     1.15 : 1.00                   43 / 35.5
through December 30, 1996

December 31, 1996                      1.00 : 1.00                   38 / 38.5
through December 30, 1997

December 31, 1997 and at all           1.00 : 1.00                   36 / 45.5
times following thereafter

         provided, however, to the extent that any Line B Loan is made hereunder at any time on or after the Restated Closing Date, the "Maximum Ratio" set forth above shall be (i) 1.80 to 1.00 for the fiscal quarter ending June 30, 1996 and (ii) subject to a one-time adjustment, effective as of the fiscal quarter ending September 30, 1996, as follows: the numerator of the Maximum Ratio shall be increased by the sum of the MechTronics Acquisition Price plus the consideration (not to exceed $3,000,000) paid by Borrower to purchase or redeem its Subordinated Obligations (up to a maximum aggregate increase of $11,000,000 for the fiscal quarters as stated above), and the denominator shall be decreased by the sum of that portion of the MechTronics Acquisition Price allocated to goodwill plus the total consideration paid by Borrower to purchase or redeem its Subordinated Obligations (up to a maximum decrease of $5,500,000 for the fiscal quarters as stated above); provided, further, that in no event shall the Maximum Ratio be less than 1.00 to 1.00, nor shall the Maximum Ratio ever exceed the following amounts for the following periods:

                  Period                              Maximum Ratio
                  ------                              -------------
- --------
(1) In each instance, in millions and rounded up to the nearest one tenth of one percent.

(2)        Numbers used for calculating applicable ratio.

         Fiscal quarter ending
         June 30, 1996                  1.90:1.00"

         Fiscal quarter ending
         September 30, 1996             1.90:1.00

         Fiscal quarter ending
         December 31, 1996              1.60:1.00

         Fiscal quarter ending
         December 31, 1997 and
         thereafter                     1.20:1.00

         For example, assuming that Bank makes a Line B Loan hereunder, and the MechTronics Purchase Price is $8,000,000, with goodwill allocation of $2,500,000, and Borrower pays $3,000,000 to redeem its Subordinated Obligations, the Maximum Ratio for purposes of this Section 6.11 at September 30, 1996 will be set as follows:

                              44 +   $8  +  $3  =  55 = 1.89:1.00
                              -----------------    --
                              34.5 - $2.5 - $3     29


                           1.14     Section 6.12.  Section 6.12 of the Loan
Agreement is amended by deleting the Minimum Ratio of "1.15:1.00" for the period from June 30, 1996 through March 30, 1997 and inserting in lieu thereof the Minimum Ratio of "1.20:1.00".

                           1.15     Section 6.14.  Section 6.14 of the Loan
Agreement is amended and restated in its entirety to read as follows:

                  "6.14 Capital Expenditures. Spend or incur obligations (including the total amount of any capital lease) to acquire fixed or capital assets in the aggregate for more than $7,000,000 in the Fiscal Year ending December 31, 1996, and for more than $6,000,000 in any Fiscal Year ending thereafter."

                           1.16     Section 7.1.  Subsections (l) and (m) of
Section 7.1 of the Loan Agreement are amended to delete subsection (m) in its entirety and to amend and restate subsection (l) in its entirety to read as follows:

                           "(l) Within 60 days after the consummation of the
                  MechTronics Acquisition, a consolidated and consolidating post-closing balance sheet of Borrower and its Subsidiaries, taking into effect the acquisition of the assets and the assumption of the liabilities of MechTronics being acquired or assumed pursuant to the MechTronics Acquisition Agreement. The preceding financial statements shall be certified by the Chief Financial Officer of Borrower as fairly presenting the financial condition and results of changes in financial position of Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at such date, subject only to normal year-end audit adjustments."

                           1.17     Section 10.23.  Section 10.23 of the Loan
Agreement is amended and restated in its entirety to read as follows:

                           "10.23 MechTronics Indemnity. To the extent permitted
                  by the MechTronics Acquisition Agreement, Borrower and DUC Acquisition Corp., each hereby assign to Bank the indemnity provisions and representations and warranties (and all rights and benefits attendant thereto) granted or made to either of them under the MechTronics Acquisition Agreement; provided, however, that Borrower and DUC Acquisition Corp. shall be entitled to enforce all of such rights and to collect any proceeds in connection therewith so long as no Default has occurred and is continuing under this Agreement. Borrower agrees to use its best efforts, and to cause DUC Acquisition Corp. to use its best efforts, to permit the foregoing assignment to Bank."

                  1.18 Section 10.24. A new Section 10.24 is added to the Loan Agreement which shall read as follows:

                           "10.24 Bulk Sales. The Borrower and DUC Acquisition
                  Corp. each hereby assign to the Bank the representations and warranties and indemnities (and all rights and benefits attendant thereto) granted to them under Article IV of the MechTronics Purchase Agreement, provided, however, that the Borrower and DUC Acquisition Corp. shall be entitled to enforce all of their rights with respect to Article IV of the MechTronics Purchase Agreement and to collect any proceeds in connection therewith so long as no Default has occurred and is continuing under the Loan Agreement. The Borrower further agrees that it shall cause the Bank (and its successors and assigns) to be indemnified for any loss or damage caused by the failure of the parties to the MechTronics Purchase Agreement to comply with the Bulk Transfer provisions of the Arizona Commercial Code to the extent that the Bank (or its successors or assigns) suffers such loss

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
                  or damage as a result of its ownership of the assets of the Borrower or any of its Subsidiaries."

                           1.19     Schedule 4.4.  Schedule 4.4 to the Loan
Agreement is amended and restated in its entirety to read as set forth in the new Schedule 4.4 attached hereto and incorporated by this reference.

                           1.20     Schedule 4.7.  Schedule 4.7 to the Loan
Agreement is amended and restated in its entirety to read as set forth in the new Schedule 4.7 attached hereto and incorporated by this reference.

                  2.       REPRESENTATIONS AND WARRANTIES.

                  Borrower makes the following representations and warranties to Bank as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this First Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all Obligations of Borrower to Bank under the Loan Agreement and the other Loan Documents:

                           2.1      Reaffirmation of Prior Representations and
Warranties. Borrower hereby reaffirms and restates as of the date hereof all of the representations and warranties made by Borrower in the Loan Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

                           2.2      No Default.  No Default or Event of
Default, breach or failure of condition has occurred and is continuing under any of the Loan Documents.

                           2.3      Due Execution.  The execution, delivery and
performance of this First Amendment and any instruments, documents or agreements executed in connection herewith (collectively, the "First Amendment Documents") are within the powers of Borrower and its Subsidiaries that are a party thereto, have been duly authorized by all necessary action, and do not contravene any law or the certificate of incorporation or bylaws of Borrower or any such Subsidiary, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower or any such Subsidiary.

                           2.4      No Further Consent.  The execution,
delivery and performance of this First Amendment and each of the other First Amendment Documents do not require any consent or approval not previously obtained of any stockholder, beneficiary or creditor of Borrower or any of its Subsidiaries.

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
                           2.5      Binding Agreement.  This First Amendment
and each of the other First Amendment Documents constitute the legal, valid and binding obligation of Borrower or its Subsidiaries as are party thereto and are enforceable against Borrower and any such Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

                           2.6      MechTronics Acquisition.  The MechTronics
Acquisition has been, or will be, consummated in accordance with all applicable state and federal laws.

                           2.7      DUC Acquisition Corp.  Without limiting the
foregoing, the representations and warranties set forth in Section 4.4 of the Loan Agreement are true and correct as of the date hereof as each applies to DUC Acquisition Corp. and the outstanding shares of capital stock of DUC Acquisition Corp.

                  3.       CONDITIONS PRECEDENT.

                  The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions precedent:

                           3.1      Documentation.  Borrower shall have
delivered or caused to be delivered to Bank, at Borrower's sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

                  a. two counterpart executed originals of this First Amendment;

                  b. an executed original Instrument of Joinder from DUC Acquisition Corp. with respect to the Guaranty;

                  c. an executed original Second Amended and Restated Security Agreement (Subsidiaries);

                  d. an executed original Second Amendment and Reaffirmation of Security Agreement (Borrower) executed by Borrower, together with the stock certificate(s) and a stock power signed in blank, covering all the issued and outstanding shares of DUC Acquisition Corp.;

                  e. an Amended and Restated Borrower and Subsidiary Patent and Trademark Security Agreement;

                  f. two executed original UCC-1 Financing Statements for debtor DUC Acquisition Corp. of Arizona, Inc. (for filing with the Arizona Secretary of State and the County Recorder of Maricopa County, Arizona);

                  g. two executed original UCC-1 Financing Statements for debtor MechTronics of Arizona, Inc. (for filing with the Arizona Secretary of State and the County Recorder of Maricopa County, Arizona);

                  h. an original executed Consent and Reaffirmation of Guarantors;

                  i. an original Landlord's Consent and Waiver executed by the Landlord of the Property;

                  j. evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this First Amendment and any instrument or agreement required under this First Amendment have been duly authorized;

                  k. a completed form of the Bank's Environmental Questionnaire & Disclosure Statement (the "EQDS Form") for MechTronics; and

                  l. an executed original UCC-2 Financing Statement termination of that certain UCC-1 Financing Statement #820806 filed by Bank One on February 23, 1995 with the Arizona Secretary of State.

                  3.2 MechTronics Acquisition Agreement. Bank and Bank's counsel shall have reviewed the MechTronics Purchase Agreement, and such document shall have been deemed to be acceptable to the Bank and its counsel.

                  3.3 EQDS. Bank's Environmental Services Group ("ESG") shall have received and reviewed the Bank's Environmental Questionnaire & Disclosure Form for the MechTronics facility located at 1601 East Broadway Road, Phoenix, Arizona (the "Arizona Property"), and deemed the information therein to be acceptable to the Bank.

                  3.4 Phase I. ESG shall have received from a consultant acceptable to Bank a verbal report of the results of the most current existing Phase I Environmental Report on the Arizona Property or any such report required by the Bank and deemed the information therein to be acceptable to the Bank.

                  3.5 Leases. Bank's counsel shall have reviewed the lease between MechTronics and DUC Acquisition Corp. relating to the Arizona Property and deemed such lease to be acceptable to the Bank.

                           3.6 Material Contracts. Bank shall have reviewed a
list of all of MechTronic's material contracts and deemed such contracts to be acceptable to the Bank.

                           3.7 No Defaults. All of Borrower's representations
and warranties contained herein shall be true and correct on and as of the date of execution hereof and no Default or Event of Default shall have occurred and be continuing under any of the Loan Documents, as modified hereby.

                           3.8 Good Standing Certificate. Bank shall have
received a Certificate of Good Standing issued by the Arizona Secretary of State confirming the good standing of MechTronics and DUC Acquisition Corp.

                           3.9 No Liens. Bank shall have received evidence that
the assets of MechTronics are free and clear of all Liens and Rights of Others.

                           3.10 No Adverse Change. There shall have occurred no
material adverse change in the condition of the Borrower or its Subsidiaries (financial or otherwise).

                           3.11 Fees. Borrower shall have paid the facility fee
required pursuant to Section 4.2 of this First Amendment.

                  4.       MISCELLANEOUS.

                           4.1      Costs and Expenses.  Borrower agrees to pay
all costs, expenses, attorneys' fees, search fees, filing and recordation fees and all other charges and expenses incurred by the Bank in connection with (1) the negotiation, preparation, delivery and execution of this First Amendment and the First Amendment Documents, including without limitation, the Bank's (i) attorneys' fees and costs (including allocated costs of in-house counsel) and
(ii) out-of-pocket audit and appraisal costs (including allocated costs of in-house auditors), and (2) carrying out the terms of this First Amendment and the First Amendment Documents, whether incurred before or after the effective date hereof.

                           4.2      Facility Fee. Borrower shall pay to Bank a
non-refundable Line B facility fee in the amount of $25,000.00, together with an additional $5,070 Line A facility fee, all of which shall be earned in full upon the execution of this First Amendment.

                           4.3      Effect of Amendment.  Except as provided in
this First Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

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
                           4.4 Counterparts. This First Amendment may be
executed in counterparts and any party may execute any counterpart, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same document. The execution hereby by any party shall not become effective until this First Amendment is executed by all parties hereto.

                           4.5 Prior Agreements. This First Amendment contains
the entire agreement between Bank and Borrower with respect to the subject matters hereof, and all prior negotiations, understandings and agreements with respect thereto are superseded by this First Amendment.

                  This First Amendment is executed as of the date stated at the beginning of this First Amendment.


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION

                                        By /s/ J. Thomas Fagan, Vice President
                                           ------------------------------------
                                               J. Thomas Fagan, Vice President
                                           -----------------------------------
                                           [Printed Name and Title]

                                        DUCOMMUN INCORPORATED

                                        By /s/ Joseph C. Berenato, President
                                           -----------------------------------
                                               Joseph C. Berenato, President
                                           -----------------------------------
                                           [Printed Name and Title]

                                      -14-